Exhibit 99.1

SUPERIOR	Investor Relations Line:
(818) 902-2701 www.supind.com

Contacts:
Superior Industries
Kerry Shiba
(818) 781-4973
NEWS RELEASE
PondelWilkinson Inc.
Robert Jaffe / Roger Pondel
(310) 279-5980
Investor@pondel.com

Superior Industries Names Automotive Industry Veteran
Donald J. Stebbins as President and Chief Executive Officer

-- Stebbins also to Join Superior’s Board of Directors --

VAN NUYS, CALIFORNIA - April 30, 2014 -- Superior Industries International, Inc. (NYSE:SUP) today announced the appointment of Donald J. Stebbins as president and chief executive officer, effective May 5, 2014, succeeding Steven J. Borick, who retired March 31, 2014. Stebbins also will join Superior’s board of directors, filling a vacancy as Borick steps off the board.

Stebbins, 56, is an accomplished automotive industry executive, with more than 20 years of relevant experience, including serving as chairman and chief executive officer of Visteon Corporation, a Michigan-based publicly traded manufacturer of components for original equipment automotive manufacturers worldwide. Stebbins previously served as president and chief operating officer of the Americas and Europe/Asia/Africa and as senior vice president and chief financial officer for Detroit-based automotive supplier Lear Corporation. Earlier in his career, he held management positions with Bankers Trust Company, Citibank and First Chicago Corporation.

Stebbins currently serves on the boards of directors of ITT Corporation and WABCO Holdings Inc., both NYSE-listed companies. He earned an MBA degree from the University of Michigan and a bachelor of science degree in finance from Miami University.

We are pleased to have attracted an executive of Don Stebbins’ caliber to lead Superior in its next stage of development, said Margaret Dano, Superior’s chairman of the board. Our board is confident that Don’s proven managerial skills, deep experience in the automotive industry and motivation for success will be instrumental in growing the company and enhancing shareholder value, as well as further strengthening our brand among customers and providing opportunities for all employees.

On behalf of our board and management team, I extend all the best to Steven in his future endeavors, Dano said. Steven was preceded as CEO by his father, Louis, who founded Superior Industries in 1957. The Borick legacy will remain cherished and highly visible for years to come.

I am pleased to be joining Superior Industries at an exciting time for the company and for the industry, said Stebbins. Superior is one of the great iconic brands in the automotive sector. I proudly look forward to leading the company and its outstanding team, as it continues to demonstrate the highest degree of professionalism, product excellence and customer service, and as together, we embark on a new era pursuing opportunities for growth and value creation.

About Superior Industries

Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its five plants in both the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Major customers include Ford, General Motors, Chrysler, BMW, Mitsubishi, Nissan, Subaru, Toyota, Volkswagen and Tesla. For more information, visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, without limitation, growing the company and enhancing value, and are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports, including the company's Annual Report on Form 10-K for 2013. These factors and risks relate to items including, but not limited to, general automotive industry and market conditions and growth rates, as well as general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.